POWER OF ATTORNEY

     The undersigned hereby designates Gordon Y. Allison, Geoffrey W. Edwards, Jennifer F. Rudolph, and Anthony D. George or any one of them acting singly and with full power of substitution, as the undersigned?s true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned?s name and on the undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and Rule 144 of the Securities Act of 1933, as amended, or any rule or regulation of the SEC;
(2) to execute and file on the undersigned?s behalf all Forms 3, 4, 5, and 144 (including any amendments thereto) that the undersigned may be required to file with the SEC and other regulatory bodies as a result of the undersigned?s ownership of or transactions in securities of Wal-Mart Stores, Inc., including any filing required as a result of any indirect ownership of securities attributed to the undersigned under applicable law; and
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, or 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority.

      The authority of Gordon Y. Allison, Geoffrey W. Edwards, Jennifer F. Rudolph, or Anthony D. George under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4, 5, and 144 with regard to the undersigned?s ownership of or transactions in securities of Wal-Mart Stores, Inc., unless earlier revoked in writing. The undersigned acknowledges that neither Wal-Mart Stores, Inc., Gordon Y. Allison, Geoffrey W. Edwards, Jennifer F. Rudolph nor Anthony D. George are assuming any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any rule or regulation of the SEC.

Date: ___________			______________________________
					James W. Breyer